Last Updated 4/29/2016 Line 2016 2015 Incr (Decr) EARNINGS CONTRIBUTION BY SUBSIDIARY (Dollars in Millions) 1 Arizona Public Service 12$ 24$ (12)$ 2 El Dorado - - - 3 Parent Company (3) (3) - 4 Net Income 9 21 (12) 5 Less: Net Income Attributable to Noncontrolling Interests 5 5 - 6 Net Income Attributable to Common Shareholders 4$ 16$ (12)$ EARNINGS PER SHARE BY SUBSIDIARY - DILUTED 7 Arizona Public Service 0.11$ 0.22$ (0.11)$ 8 El Dorado - - - 9 Parent Company (0.03) (0.04) 0.01 10 Net Income 0.08 0.18 (0.10) 11 Less: Net Income Attributable to Noncontrolling Interests 0.04 0.04 - 12 Net Income Attributable to Common Shareholders 0.04$ 0.14$ (0.10)$ 13 BOOK VALUE PER SHARE 41.39$ 39.70$ 1.69$ COMMON SHARES OUTSTANDING (Thousands) 14 Average - Diluted 111,847 111,377 470 15 End of Period - Basic 111,140 110,748 392 3 Months Ended March 31, Pinnacle West Capital Corporation Quarterly Consolidated Statistical Summary Periods Ended March 31, 2016 and 2015 Page 1 of 4

Last Updated 4/29/2016 Line 2016 2015 Incr (Decr) ELECTRIC OPERATING REVENUES (Dollars in Millions) Retail 16 Residential 299$ 294$ 5$ 17 Business 341 336 5 18 Total retail 640 630 10 Wholesale revenue on delivered electricity 19 Traditional contracts 2 2 - 20 Off-system sales 18 23 (5) 21 Native load hedge liquidation - - - 22 Total wholesale 20 25 (5) 23 Transmission for others 8 8 - 24 Other miscellaneous services 9 7 2 25 Total electric operating revenues 677$ 670$ 7$ ELECTRIC SALES (GWH) Retail sales 26 Residential 2,509 2,416 93 27 Business 3,312 3,260 52 28 Total retail 5,821 5,676 145 Wholesale electricity delivered 29 Traditional contracts 17 40 (23) 30 Off-system sales 979 1,010 (31) 31 Retail load hedge management - - - 32 Total wholesale 996 1,050 (54) 33 Total electric sales 6,817 6,726 91 Pinnacle West Capital Corporation 3 Months Ended March 31, Quarterly Consolidated Statistical Summary Periods Ended March 31, 2016 and 2015 Page 2 of 4

Last Updated 4/29/2016

Pinnacle West Capital Corporation

Quarterly Consolidated Statistical Summary
Periods Ended March 31, 2016 and 2015

Line		3 Months Ended March 31, 2016	2015	Incr (Decr)
	AVERAGE ELECTRIC CUSTOMERS			
	Retail customers			
34	Residential	1,063,751	1,048,954	14,797
35	Business	131,162	130,152	1,010
36	Total retail	1,194,913	1,179,106	15,807
37	**Wholesale customers**	44	45	(1)
38	Total customers	1,194,957	1,179,151	15,806
39	Total customer growth (% over prior year)	1.3%	1.2%	0.1%
	RETAIL SALES (GWH) - WEATHER NORMALIZED			
40	Residential	2,578	2,593	(15)
41	Business	3,293	3,201	92
42	Total	5,871	5,794	77
43	Retail sales (GWH) (% over prior year)	1.3%	(0.9)%	2.2%
	RETAIL USAGE (KWh/Average Customer)			
44	Residential	2,358	2,305	53
45	Business	25,254	25,046	208
	RETAIL USAGE - WEATHER NORMALIZED (KWh/Average Customer)			
46	Residential	2,424	2,472	(48)
47	Business	25,108	24,592	516
	ELECTRICITY DEMAND (MW)			
48	Native load peak demand	4,317	4,250	67
	WEATHER INDICATORS - RESIDENTIAL			
	Actual			
49	Cooling degree-days	-	-	-
50	Heating degree-days	396	253	143
51	Average humidity	-	-	-
	10-Year Averages			
52	Cooling degree-days	-	-	-
53	Heating degree-days	480	480	-
54	Average humidity	-	-	-

Page 3 of 4

Last Updated 4/29/2016 Line 2016 2015 Incr (Decr) ENERGY SOURCES (GWH) Generation production 55 Nuclear 2,545 2,510 35 56 Coal 1,302 2,274 (972) 57 Gas, oil and other 1,869 992 877 58 Total generation production 5,716 5,776 (60) Purchased power 59 Firm load 1,330 1,256 74 60 Marketing and trading 76 83 (7) 61 Total purchased power 1,406 1,339 67 62 Total energy sources 7,122 7,115 7 POWER PLANT PERFORMANCE Capacity Factors 63 Nuclear 101% 101% - 64 Coal 35% 54% (19)% 65 Gas, oil and other 25% 18% 7% 66 System average 42% 42% - ECONOMIC INDICATORS Building Permits (a) 67 Metro Phoenix 5,285 4,463 822 Arizona Job Growth (b) 68 Payroll job growth (% over prior year) 3.0% 2.4% 0.6% 69 Unemployment rate (%, seasonally adjusted) 5.5% 6.3% (0.8)% Sources: (a) U.S. Census Bureau (b) Arizona Department of Economic Security 3 Months Ended March 31, Pinnacle West Capital Corporation Quarterly Consolidated Statistical Summary Periods Ended March 31, 2016 and 2015 Page 4 of 4